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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                     1934

      Date of Report (Date of earliest event reported):  December 6, 2001

                           Triton PCS Holdings, Inc.
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            (Exact name of Registrant as specified in its charter)

                                   Delaware
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        (State or other jurisdiction of incorporation or organization)


               1-15325                           23-2974475
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      (Commission File Number)    (I.R.S. Employer Identification Number)


                  1100 Cassatt Road
                Berwyn, Pennsylvania                           19312
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       (Address of principal executive offices)             (Zip Code)


                                (610) 651-5900
                            -----------------------
             (Registrant's telephone number, including area code)
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Item 5.   Other Events.

          On December 7, 2001, Triton PCS Holdings, Inc. ("Triton") announced the pricing of the sale by certain of its stockholders of up to 8,280,000 shares of Triton's common stock in a firm-commitment, underwritten public offering. A copy of Triton's press release announcing the pricing of this offering is being filed with this report as Exhibit 99.1.

          On December 12, 2001, the selling stockholders completed the sale of 7,200,000 shares of Triton's common stock pursuant to the terms of an underwriting agreement, and the underwriters for the offering have an option to purchase up to an additional 1,080,000 shares to cover over-allotments. A copy of the underwriting agreement for this offering is being filed with this report as Exhibit 1.1. For more information about this offering, refer to Triton's prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, on December 10, 2001.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits.

               1.1   Underwriting Agreement dated December 6, 2001.

               99.1  Press Release dated December 7, 2001.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRITON PCS HOLDINGS, INC.

     Dated: December 12, 2001                By:    /s/ David D. Clark
                                                  ------------------------------
                                                  David D. Clark
                                                  Executive Vice President and
                                                  Chief Financial Officer